                                                                   EXHIBIT 10.6

                        EXECUTIVE EMPLOYMENT AGREEMENT

              THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 20th day of April, 1998, effective as of the 1st day of January, 1998 (the latter date shall be referred to as the "Effective Date"), by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Corporation"), and VINCENT R. CIRUZZI, an individual ("Officer") (hereinafter, Corporation and Officer will be referred to collectively as the "Parties").

                                   RECITAL

              WHEREAS, Corporation desires to employ Officer as its Vice President and Director of Construction and Capital Improvements, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

              NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.     POSITION AND DUTIES; LOCATION.

              During the Term (as defined below) of this Agreement, Officer agrees to be employed by and to serve Corporation as its Vice President and Director of Construction and Capital Improvements. Corporation agrees to employ and retain Officer in such capacities. Officer shall devote such of his full business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report to the Chief Executive Officer of the Corporation or such other officer as the Chief Executive Officer shall direct with the approval of the Board of Directors of the Corporation (the "Board").

2.     TERM OF EMPLOYMENT.

              The Term of this Agreement shall commence on the Effective Date and shall continue until December 31, 1998 (the "Term");

PROVIDED, HOWEVER, that on December 31, 1998, and on each anniversary thereof, the Term of this Agreement shall automatically be extended for one
(1) additional year unless, not later than ninety (90) days prior to December 31, 1998 or such anniversary thereof, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement. If Officer's employment hereunder shall terminate by reason of the expiration of the Term (including any extensions thereof), the date of such termination shall be referred to as the "Termination Date."

3.     COMPENSATION, BENEFITS AND REIMBURSEMENT.

              3.1. BASE SALARY. During the Term of this Agreement and subject to the terms and conditions set forth herein, Corporation agrees to pay to Officer an initial annual "Base Salary" of One Hundred Five Thousand Dollars ($105,000), or such other amount as may from time-to-time be
determined by Corporation.   Unless otherwise agreed in writing by Officer
and Corporation, the Base Salary shall be payable in substantially equal semimonthly installments in accordance with the standard policies of Corporation in existence from time-to-time.

              3.2. ADJUSTMENTS IN BASE SALARY. Officer's Base Salary shall be reviewed for the possibility of adjustments no less frequently than on each anniversary of the Effective Date during the Term of this Agreement.

              3.3. DISCRETIONARY BONUS. If Officer is in good standing, as finally determined by the Chief Executive Officer with the concurrence of the Board, Officer shall be eligible to receive a discretionary bonus for each fiscal year of Corporation during the Term of this Agreement, with the actual amount of any such bonus to be determined by the Chief Executive Officer with the concurrence of the Board (or a committee of the Board) based upon an evaluation of Officer's and Corporation's performance during such year and such other factors and conditions as the Board (or a committee of the Board) deems relevant.

              3.4. STOCK OPTIONS. Subject to the determination of the Board (or a committee of the Board) and pursuant to the terms of a stock option agreement issued under a stock option plan of the Corporation,

Corporation may grant to Officer the right and option to purchase shares of the authorized but unissued Common Stock of Corporation on the terms and conditions set forth therein. Nothing contained herein shall be construed to increase or decrease Officer's compensation and/or benefits in existence at the time the options are granted.

              3.5. ADDITIONAL BENEFITS. Officer shall be entitled to the following additional benefits under this Agreement:

              (a) OFFICER BENEFITS. During the Term of this Agreement, Officer shall be eligible to participate in Corporation's existing medical plan and 401(k) plan and such existing stock incentive plans available to senior management of the Corporation in accordance with the terms and conditions of such plans. For purposes of establishing the length of service under any benefit plans or programs of Corporation, Officer's employment with the Corporation will be deemed to have commenced on September 9, 1996.
During the Term of this Agreement, Corporation shall pay one hundred percent (100%) of Officer's medical premiums under Corporation's medical plan and any other welfare benefit plans for which Officer qualifies that are in existence from time-to-time.

              (b) VACATION. During the Term of this Agreement, Officer shall be entitled to up to three (3) weeks paid vacation annualized during each calendar year during the Term of this Agreement. Limits on accrual of vacation not taken during any calendar year shall be subject to and in accordance with Corporation's existing policy.

              (c) REIMBURSEMENT FOR EXPENSES. During the Term of this Agreement, Corporation shall reimburse Officer for all reasonable out-of-pocket business and/or entertainment expenses incurred by Officer for the purpose of and in connection with the performance of his services pursuant to this Agreement and in accordance with any existing travel and expense reimbursement policies of Corporation. Officer shall be entitled to such reimbursement upon the presentation by Officer to Corporation of vouchers or other statements itemizing such expenses in reasonable detail consistent with Corporation's policies. In addition, Officer shall be entitled to reimbursement for (i) dues and membership fees in professional organizations and/or industry associations in which

Officer is currently a member or becomes a member, and (ii) appropriate industry seminars and mandatory continuing education.

              (d) WITHHOLDING. Compensation and benefits paid to Officer under this Agreement shall be subject to applicable federal, state and local wage deductions and other deductions required by law.

4.     TERMINATION OF THE AGREEMENT.

              4.1. TERMINATION WITHOUT CAUSE. In the event that Corporation terminates this Agreement without Cause (as defined below), Officer shall be entitled to a severance payment equal to seven and one half (71/2) months ("Severance Period") of Officer's annualized Base Salary ("Severance Payment"). Such Severance Payment shall be payable in monthly installments during the Severance Period, in accordance with the provisions set forth in Paragraph 3.1 above. Officer shall not be entitled to receive a Severance Payment hereunder if he voluntarily terminates his employment or is terminated by reason of death or disability or for Cause.

              4.2. TERMINATION FOR CAUSE. Prior to the Termination Date, the Corporation shall have the right to terminate this Agreement for Cause immediately after written notice has been delivered to Officer, which notice shall specify the reason for and the effective date of such Termination. For purposes of this Agreement, "Cause" shall mean the following:

       (i) Officer's Material breach, repudiation or failure to comply with or perform any of the terms of this Agreement, any of Officer's duties, or any of Corporation's policies or procedures (including without limitation any such policies or procedures relating to conflicts of interests or standards of business conduct) or deliberate interference with the compliance by any other employee of Corporation with any of the foregoing;

       (ii) The conviction of Officer for, or pleading by Officer of no contest (or similar plea) to, fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony, other than a crime for which vicarious liability is imposed upon Officer solely by reason of Officer's position with Corporation and not by reason of Officer's conduct;

       (iii) Any other act, omission, event or condition constituting cause for the discharge of any employee under applicable law.

              Before terminating the Agreement pursuant to this Paragraph 4.2(i), Corporation first shall have given Officer written notice specifying the nature of the breach, repudiation or failure to comply and thirty (30) days thereafter in which to cure such breach, repudiation or failure to comply, and Officer shall have failed to cure. For purposes of this Paragraph 4.2, "Material" shall mean a breach, repudiation or failure that the Board determines has resulted in material injury to Corporation.

              4.3. OFFSET. Although Officer shall not be required to mitigate damages under this Agreement by seeking other comparable employment or otherwise, the amount of any payment or benefit provided for in this Agreement shall be reduced by any compensation earned by or provided to Officer as the result of employment by an employer other than Corporation prior to the expiration of the Term of this Agreement.

5.     NONCOMPETITION.

              During the Term of this Agreement, including the period, if any, with respect to which Officer shall be entitled to Severance Payments, Officer shall not engage in any activity that is or may be competitive with the business of Corporation, directly or indirectly, whether or not for compensation, including, but not limited to, providing services similar to those provided by the Company; offering or soliciting or accepting an offer, to provide such services or taking any action to form, or become employed by, a firm or business to provide such services.

6.     MISCELLANEOUS.

              6.1. CONFIDENTIALITY. Without limiting the scope of the Agreement Regarding Proprietary Information between the Parties, dated as of December 30, 1997 (the "Proprietary Information Agreement"), Officer agrees that all confidential and proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the Term of this Agreement, except as may be permitted in writing by the Board or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

              6.2. WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

              6.3. ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement (together with the Proprietary Information Agreement and any other agreements and plans referred to herein) represents the entire understanding between the Parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

              6.4. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

              If to Corporation:   Alexandria Real Estate Equities, Inc.
                                   135 North Los Robles Avenue, Suite 250
                                   Pasadena, CA  91101
                                   Phone:        (626) 578-0777
                                   Facsimile:    (626) 578-0770
                                   Attn:   Joel S. Marcus, CEO


              If to Officer:       Vincent Ciruzzi
                                   11914 Briarleaf Way
                                   San Diego, California 92128
                                   Phone: (619) 486-8607


              6.5. HEADINGS. The Paragraph headings herein are intended for reference only and shall not determine the construction or interpretation of this Agreement.

              6.6.   GOVERNING LAW.   This Agreement shall be governed by and
construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

              6.7. ARBITRATION. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the Parties shall be submitted to ENDISPUTE for final and binding arbitration pursuant to ENDISPUTE's Arbitration Rules incorporated herein by reference, which arbitration shall take place in Los Angeles, California and shall be the exclusive remedy of the Parties hereto. The resulting arbitration shall be deemed a final order of a court having jurisdiction over the subject matter, shall not be appealable, and shall be enforceable in any court of competent jurisdiction. Submission to arbitration shall not preclude the right of any party hereto involved in a dispute regarding this Agreement (each a "Disputing Party" and collectively, the "Disputing Parties") to institute proceedings at law or in equity for injunctive or other relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. Any documentation and information submitted by any party in the arbitration proceeding shall be kept strictly confidential by the Parties and the arbitrator.

              In addition to any other relief or award granted by the arbitrator to either Disputing Party, the arbitrator shall determine the extent to which each Disputing Party has prevailed as to the material issues raised in the arbitration, and, based upon such determination, shall apportion to each Disputing Party its ratable share of (i) the Disputing Parties' reasonable attorneys' fees and other costs reasonably incurred in the arbitration, (ii) the expense of the arbitrator, and (iii) all other expenses of the arbitration. The arbitrator shall make such determination and apportionment whether or not the dispute proceeds to a final award.

              6.8. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

              6.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

              6.10 INDEMNIFICATION. In addition to any rights to indemnification to which Officer is entitled under the Corporation's Articles of Incorporation and By-Laws, Corporation shall indemnify Officer at all times during and after the Term of this Agreement to the maximum extent permitted under Section 2-418 of the General Corporation Law of the State of Maryland or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

              IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

                                       CORPORATION:

                                       ALEXANDRIA REAL ESTATE
                                       EQUITIES, INC.
                                       a Maryland corporation


                                       By: /s/ JOEL S. MARCUS
                                          ---------------------------------
                                           Joel S. Marcus
                                           Chief Executive Officer


                                       Date:  April 23, 1998


                                       OFFICER:

                                            /s/ VINCENT R. CIRUZZI
                                           ---------------------------------
                                            Vincent Ciruzzi


                                       Date:  April 20, 1998